                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            BROADWAY STORES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                             BROADWAY STORES, INC.
                            3880 NORTH MISSION ROAD
                         LOS ANGELES, CALIFORNIA 90031

                                --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD AT HOTEL INTER-CONTINENTAL
                             251 SOUTH OLIVE STREET
                         LOS ANGELES, CALIFORNIA 90012

To the Stockholders:

    NOTICE is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Broadway Stores, Inc. (the "Company") will be held in the Watercourt Ballroom of the Hotel Inter-Continental on Friday, June 16, 1995, at 9:30 a.m. local time, for the following purposes:

    1. To elect ten directors to serve for a term of one year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

    2. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the Company's 1995 fiscal year; and

    3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Holders of the Company's common stock, par value $.01 per share, and series A exchangeable preferred stock, par value $.01 per share, at the close of business on April 25, 1995, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting. The Company's Board of Directors urges that all stockholders of record exercise their right to vote at the meeting personally or by proxy. Accordingly, we are sending you the following Proxy Statement and the enclosed proxy card.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SPECIFY YOUR VOTE ON THE ACCOMPANYING PROXY AND SIGN, DATE AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE.

    Your prompt response will be appreciated.

                                       By Order of the Board of Directors



                                       Marc E. Bercoon
                                       Secretary

Los Angeles, California
May 10, 1995

                             BROADWAY STORES, INC.
                            3880 NORTH MISSION ROAD
                         LOS ANGELES, CALIFORNIA 90031

                                PROXY STATEMENT

    The accompanying proxy is solicited by the Board of Directors (the "Board") of Broadway Stores, Inc. (the "Company") to be used at the Annual Meeting of Stockholders on Friday, June 16, 1995, (the "Annual Meeting") to be held at 9:30 a.m. local time in the Watercourt Ballroom of the Hotel Inter-Continental, Los Angeles, California. This Proxy Statement, the enclosed form of proxy and the Annual Report to Stockholders are being sent to stockholders on or about May 10, 1995.

    At the Annual Meeting, stockholders will be asked to consider and vote upon the following items:

 ITEM I: The election of ten directors to serve until the 1996 Annual Meeting of Stockholders; and

 ITEM II: A proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for its 1995 fiscal year.

    Any stockholder giving a proxy may revoke it at any time prior to its exercise at the Annual Meeting by giving notice of such revocation either personally or in writing to the Secretary of the Company at the Company's executive offices, by subsequently executing and delivering another proxy or by voting in person at the Annual Meeting.

    The Annual Report to Stockholders that accompanies this Proxy Statement is not to be regarded as proxy soliciting material.

    The Board of the Company believes that election of its director nominees and approval of Item II are in the best interests of the Company and its stockholders and recommends to the stockholders the approval of each of the nominees and of Item II.

                                     VOTING

    Shares represented by duly executed and unrevoked proxies in the enclosed form received by the Board will be voted at the Annual Meeting in accordance with the specifications made therein by the stockholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies in the enclosed form will be voted FOR the election as directors of the nominees listed herein, FOR Item II, and, with respect to any other matter that may properly come before the meeting, in the discretion of the persons voting the respective proxies.

    The cost of preparing, assembling and mailing the proxy materials will be borne by the Company. The Company has retained Chemical Bank to solicit proxies at an estimated cost of $9,000.

    Only holders of record at the close of business on April 25, 1995 (the "Record Date") of the Company's common stock, $.01 par value (the "Common Stock"), which is listed on the New York Stock Exchange (the "NYSE") under the symbol "BWY," and the Company's series A exchangeable preferred stock, $.01 par value (the "Preferred Stock"), which has not been admitted or listed for trading on any national securities exchange or on any national automated dealer quotation system, will be entitled to vote at the Annual Meeting, voting together as a single class. On the Record Date, there were 45,975,974 shares of Common Stock and 766,489 shares of Preferred Stock outstanding. Each share of Common Stock and each share of Preferred Stock is entitled to one vote on all matters presented at the Annual Meeting.

VOTE REQUIRED

    The election of the director nominees requires a plurality of the votes cast in person or by proxy at the Annual Meeting. Under Delaware law, the Company's Amended and Restated Certificate of Incorporation and the Company's By-laws, shares as to which a stockholder abstains or withholds from voting on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote ("Broker Non-Votes") on the election of directors will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

    The stockholders of the Company have no dissenters' or appraisal rights in connection with either of Items I or II.

    The Company has been informed that a holder of more than 50% of the shares entitled to vote, Zell/Chilmark Fund, L.P., a Delaware limited partnership ("Zell/Chilmark"), intends to vote FOR the election of the directors nominated by the Board and FOR Item II. If Zell/Chilmark does in fact so vote its shares, the election of such directors and the approval of Item II, are assured, irrespective of the votes of other stockholders. See "Principal Stockholders and Management Ownership -- Principal Stockholders."

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as to those persons known to the Company to be beneficial owners (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of more than 5% of the outstanding Common Stock and Preferred Stock as of the Record Date. The percentage ownership figures set forth in the table are calculated on the basis of the number of shares of Common Stock and Preferred Stock outstanding as of the Record Date.

                                                                     AMOUNT AND
                                                                       NATURE
                                                                         OF
TITLE                     NAME AND ADDRESS                           BENEFICIAL               PERCENT
OF CLASS                  OF BENEFICIAL OWNER                        OWNERSHIP                OF CLASS
- --------                  -------------------                        ----------               --------
 Common Stock             Zell/Chilmark Fund, L.P.                   24,800,866(1)              53.9%
                          Two North Riverside Plaza, Suite 1500
                          Chicago, IL  60606

 Common Stock             American Express Financial                  2,627,200(2)               5.7%
                            Advisors Inc.
                            (formerly IDS Financial Corporation)
                          IDS Tower 10
                          Minneapolis, MN  55440

                          American Express Company
                          American Express Tower
                          World Financial Center
                          New York, NY  10285

 Common Stock             Mellon Bank, N.A., as                       2,500,000(3)               5.4%
                            Trustee for
                          First Plaza Group Trust
                          One Mellon Center
                          Pittsburgh, PA  15258

 Preferred Stock          Bankers Trust Company                         460,276(4)              60.0%
                          One Bankers Trust Plaza
                          New York, NY 10006
- -------------------------

(1) The sole general partner of Zell/Chilmark is ZC Limited Partnership, an Illinois limited partnership ("ZC Limited"). The sole general partner of ZC Limited is ZC Partnership, a Delaware general partnership ("ZC"). The general partners of ZC are ZC, Inc., an Illinois corporation ("ZCI"), and CZ, Inc., a Delaware corporation ("CZI"). The Samuel Zell Revocable Trust dated January 17, 1990 (the "SZ Trust") is the sole stockholder of ZCI.
    Mr. Samuel Zell is trustee and the beneficiary of the SZ Trust.  Mr. David
    M. Schulte is the sole stockholder of CZI. One of the limited partners of ZC Limited is COP General Partnership, an Illinois general partnership ("COP"). One of the general partners of COP is COP Seniors General Partnership, an Illinois general partnership ("COP Seniors"). One of the general partners of COP Seniors is Mr. Shkolnik. Messrs. Zell, Schulte and Shkolnik may each be deemed to share beneficial ownership of the shares referenced, but each disclaims beneficial ownership of such shares.

                                         (footnotes continued on following page)

(2) According to Schedule 13G filed by American Express Company ("American Express") and American Express Financial Advisors Inc. (formerly IDS Financial Corporation), a Delaware Corporation and a registered Investment Advisor under the Investment Advisors Act of 1940 ("American Express Financial Advisors"), dated December 31, 1994, American Express and American Express Financial Advisors share dispositive power for these shares. American Express Company disclaims beneficial ownership of such shares.

(3) Mellon Bank, N.A., acts as the trustee (the "Trustee") of First Plaza Group Trust ("First Plaza"), a trust under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries. First Plaza may be deemed to beneficially own the shares referenced. Additionally, General Motors Investment Management Corporation ("GMIMCo"), a Delaware corporation and a wholly- owned subsidiary of GM, may be deemed to beneficially own these shares because it serves as investment manager for First Plaza with respect to such shares and has the power to direct the Trustee as to voting and disposition of such shares. The Pension Investment Committee of GM may also be deemed to beneficially own such shares by virtue of its authority to select the investment manager of such shares. First Plaza is also a limited partner of Zell/Chilmark, but disclaims beneficial ownership of shares of Common Stock stock owned by Zell/Chilmark.

(4) Bankers Trust Company holds these shares in its capacity as the trustee of the Company's 401(k) Savings and Investment Plan (the "401(k) Plan"). Bankers Trust Company disclaims beneficial ownership of such shares.

MANAGEMENT OWNERSHIP

    The following table indicates the total number of equity securities of the Company beneficially owned by each of the Company's directors, the Named Executive Officers, as defined below, director nominees and all directors and executive officers as a group as of the Record Date. Beneficial ownership has been calculated in accordance with Rule 13d-3 promulgated under the Exchange Act. Unless otherwise indicated, all shares are owned directly and the owner has sole voting and investment power with respect thereto.

 TITLE                   NAME OF                          AMOUNT AND NATURE OF
 OF CLASS          BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP           PERCENT OF CLASS
 --------          ----------------                       --------------------           ----------------
                   DIRECTORS:
  Common Stock     Walter T. Dec                                2,510,000(1)                 5.4%(1)
  Common Stock     David L. Dworkin                             1,000,000(2)                 2.2%(2)
  Common Stock     Leobardo F. Estrada                              10,000(3)                   *
  Common Stock     Sidney R. Petersen                               10,825(3)(4)                *
  Common Stock     Terry Savage                                     11,000(3)(5)                *
  Common Stock     David M. Schulte                           24,800,866(6)                  53.9%(6)
  Common Stock     Sanford Shkolnik                           24,920,866(7)                  54.2%(7)
  Common Stock     Robert M. Solow                                 10,000(3)                    *
  Common Stock     James D. Woods                                  13,000(3)                    *
  Common Stock     Samuel Zell                                24,800,906(8)                  54.0%(8)
                   NAMED EXECUTIVE OFFICERS:                                                    *
  Common Stock     Elayne Garofolo                                 62,332(9)                    *
  Common Stock     John C. Haeckel                                 57,666(10)                   *
  Common Stock     Robert J. Lambert                               50,000(11)                   *
  Common Stock     Robert M. Menar                                  72,410(12)                  *
  Common Stock     Gerald J. Mathews                               49,999(13)                   *
  Common Stock     Patricia A. Warren                              36,666(14)                   *
                   All Directors and Executive                28,854,764(1)(6)               62.8%(1)
                   Officers as a Group (16 persons)                 (7)(8)(15)            (6)(7)(8)(15)

_________________________
*        Less than 1 percent.

(1) 2,500,000 of the shares listed for Mr. Dec are held of record by Mellon Bank, N.A., as trustee for First Plaza, a trust under and for the benefit of certain employee benefit plans of GM and its subsidiaries. By virtue of his position as head of private market

                                         (footnotes continued on following page)
         investment activities for GMIMCo, First Plaza's investment manager, Mr. Dec may be deemed to share, with others, voting and dispositive power with respect to the shares owned by First Plaza. Mr. Dec disclaims beneficial ownership of all of such shares. See footnote 3 to the table under the heading "Principal Stockholders and Management Ownership -- Principal Stockholders." The balance of the shares listed for Mr. Dec represent currently exercisable options to purchase 10,000 shares of Common Stock of which he disclaims all beneficial ownership as all rights and benefits of Mr. Dec have been pledged to First Plaza.

(2) In connection with Mr. Dworkin's election to the positions of President and Chief Executive Officer, on February 18, 1993 the Stock Option Committee of the Board granted Mr. Dworkin options to purchase 1,000,000 shares of Common Stock. Under the terms of such grant, options to purchase 333,333 shares of Common Stock became vested on each of March 24, 1993 and March 24, 1994 and options to purchase 333,334 shares of Common Stock became vested on March 24, 1995. The 1,000,000 options are currently exercisable. For a description of the agreement in principle between Mr. Dworkin and the Company regarding Mr. Dworkin's employment with the Company, see "Employment and Change-in-Control Arrangements and Certain Transactions-Employment Agreement with Mr. Dworkin."

(3) Includes currently exercisable options to purchase 10,000 shares of Common Stock.

(4) Includes 405 shares of Common Stock and Warrants to purchase 420 shares of Common Stock, all of which are held by Mr. Petersen and his wife as trustees for the Petersen Family Trust.

(5) Includes 1,000 shares of Common Stock held by Ms. Savage as trustee for Terry Savage Productions Limited, Retirement Plan and Trust dated June 1, 1982.

(6) The shares listed for Mr. Schulte are held of record by Zell/Chilmark. Mr. Schulte may be deemed to share, with others, voting and dispositive power with respect to the shares owned by Zell/Chilmark. Mr. Schulte disclaims beneficial ownership of all of such shares. See footnote 1 to the table under the heading "Principal Stockholders and Management Ownership -- Principal Stockholders."

(7) Includes currently exercisable options to purchase 110,000 shares of Common Stock plus 10,000 shares of Common Stock owned directly. 24,800,866 of the shares listed for Mr. Shkolnik are held of record by Zell/Chilmark. The sole general partner of Zell/Chilmark is ZC Limited. One of the limited partners of ZC Limited is COP. One of the general partners of COP is COP Seniors. One of the general partners of COP Seniors is Mr. Shkolnik. Mr. Shkolnik may be deemed to share, with others, voting and dispositive power with respect to the shares owned by Zell/Chilmark. Mr. Shkolnik disclaims beneficial ownership of all shares held by Zell/Chilmark. See footnote 1 to the table under the heading "Principal Stockholders and Management Ownership -- Principal Stockholders."

(8) Forty thousand of the shares listed for Mr. Zell represent calls on warrants held by Equity Group Investments, Inc., the shareholders of which include certain trusts for the benefit of the family of Mr. Zell. Mr. Zell may be deemed to be beneficial owner of the warrants. Mr. Zell disclaims beneficial ownership of all of such calls on warrants. Each Warrant entitles the holder to purchase one share of Common Stock at $17.00 per share. The balance of the shares listed for Mr. Zell are held of record by Zell/Chilmark. Mr. Zell may be deemed to share, with others, voting and dispositive power with respect to the shares owned by Zell/Chilmark. Mr. Zell disclaims beneficial ownership of all of such shares referenced in this Footnote
         8. See footnote 1 to the table under the heading "Principal Stockholders and Management Ownership -- Principal Stockholders."

(9) Includes currently exercisable options to purchase 62,332 shares of Common Stock.

(10) Includes currently exercisable options to purchase 57,666 shares of Common Stock.

(11) Includes currently exercisable options to purchase 50,000 shares of Common Stock.

(12) Includes currently exercisable options to purchase 70,332 shares of Common Stock, 810 shares of Common Stock owned directly, 480 shares of Common Stock owned through the Company's 401(k) plan plus warrants to purchase 840 shares of Common Stock.

(13) Includes currently exercisable options to purchase 49,999 shares of Common Stock.

(14) Includes currently exercisable options to purchase 36,666 shares of Common Stock.

(15) Includes currently exercisable options to purchase 1,555,661 shares of Common Stock, Warrants to purchase 1260 shares of Common Stock and Warrants to purchase 40,000 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    A partnership affiliated with Samuel Zell, the Company's Chairman of the Board, owns Southland Mall, located in Hayward, California. The Company operates an Emporium store at Southland Mall pursuant to a long-term lease with the owner of the mall. The Company's monthly payments under such lease amount to $50,000. Additionally, the Company must pay the owner of the mall certain fees to cover common area maintenance expenses and real estate taxes.


                       NOMINEES FOR ELECTION AS DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation and By-laws require that the number of directors on the Board be not less than three nor more than twenty-five. The Board currently consists of the following ten persons: Walter T. Dec, David L. Dworkin, Leobardo F. Estrada, Sidney R. Petersen, Terry Savage, David M. Schulte, Sanford Shkolnik, Robert M. Solow, James D. Woods and Samuel Zell. At each annual meeting of stockholders, the term of each director expires and director nominees are elected to the Board for terms of one year.

    At the Annual Meeting ten directors are to be elected to serve until the 1996 Annual Meeting of Stockholders and until their successors are elected and qualified. Unless authority to vote for directors is withheld in the proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the re-election of Walter T. Dec, David L. Dworkin, Leobardo F. Estrada, Sidney R. Petersen, Terry Savage, David M. Schulte, Sanford Shkolnik, Robert M. Solow, James D. Woods and Samuel Zell, as directors. The persons designated as proxies will have discretion to cast votes for other persons in the event any nominee for director is unable to serve. At present, it is not anticipated that any nominee will be unable to serve.

DIRECTOR NOMINEES

Walter T. Dec, 52

    For more than the past five years, Mr. Dec has been head of private market investment activities for GMIMCo, First Plaza's investment manager. In addition, he is a member of the board of directors of Taubman Centers, Inc., a real estate investment trust, and is a member of the advisory boards of a number of private investment partnerships.

David L. Dworkin, 51

    Mr. Dworkin has been a director since March 24, 1993. He has been President and Chief Executive Officer of the Company since March 1993. Mr. Dworkin served as Chairman and Chief Executive Officer of British Home Stores, a division of Storehouse PLC, a London, England based retailer, from November 1989 until July 1992, and as Group Chief Executive of the Storehouse PLC from July 1992 until joining the Company in March of 1993. Mr. Dworkin has in excess of 25 years experience in the retail industry, including service as President and Chief Executive Officer of Bonwit Teller from 1988 through 1989, President and Chief Operating Officer of Neiman Marcus from 1984 through 1988, and Executive Vice President of Marshall Fields, a division of Dayton-Hudson Corp.

Dr. Leobardo F. Estrada, 49

    Dr. Estrada has been a director since 1992. He has been an Associate Professor at the Graduate School of Architecture and Urban Planning at the University of California at Los Angeles for more than the past five years.

Sidney R. Petersen, 64

    Mr. Petersen has been a director since 1989. For more than the past five years, he has been a private investor and consultant. He is the retired Chairman of the Board and Chief Executive Officer for Getty Oil Company, positions which he held from 1980 to 1984. He is also a director of Avery Dennison Corporation, NICOR, Inc., Global Natural Resources, Inc., Union Bank and Group Technologies, Inc.

Terry Savage, 50

    Ms. Savage has been a director since 1992. She is a financial analyst and author. For the past five years, she has been a syndicated columnist for the Chicago Sun-Times. Additionally, Ms. Savage was a financial and business reporter for the CBS-owned television station in Chicago, WBBM-TV, from 1982 through 1991. She is also a director of McDonald's Corporation.

David M. Schulte, 48

    Mr. Schulte has been a director since 1992. Since mid-1990, Mr. Schulte has been one of two individuals (the other being Mr. Zell) who act as general partners of the general partner of Zell/Chilmark, a limited partnership formed to invest in and provide capital and management support to companies that are engaged in or the subject of significant recapitalizations or corporate restructurings. Prior to 1990 and continuing through the present, Mr. Schulte has been managing general partner of Chilmark Partners, L.P., a merchant banking firm, which currently devotes all of its time to the affairs of Zell/Chilmark. Mr. Schulte is also a director of Jacor Communications, Inc. (where he also serves as Chairman of the Board), Revco D.S., Inc., Santa Fe Energy Resources, Inc. and Sealy Corporation.

Sanford Shkolnik, 55

    Mr. Shkolnik has been a director since 1992. He served as Vice Chairman of the Company from October 1992 through March 1993. For more than the past five years he has been Executive Vice President of Equity Financial and Management Company, a company chaired by Mr. Zell. He is also Chairman of the Board of Equity Properties and Development Company, an affiliate of Mr. Zell. Mr. Shkolnik is an indirect limited partner of ZC Limited, the sole general partner of Zell/Chilmark.

Dr. Robert M. Solow, 70

    Dr. Solow has been a director since 1992. He is Institute Professor at the Massachusetts Institute of Technology. He is the 1987 recipient of the Nobel Memorial Prize in Economic Science. In addition to his professorship at M.I.T., Dr. Solow serves on the board of directors of Yamaichi Global Funds and is a member of the Corporate Technology Committee of the Norton Co. He also serves as a member of the advisory committee of Zell/Chilmark. He is former Chairman of the Federal Reserve Bank of Boston and a former member and Chairman of General Motors Science Advisory Committee.

James D. Woods, 63

    Mr. Woods has been a director since 1992. He has served as the Chairman of the Board of Baker Hughes Incorporated since January 1989 and as President and Chief Executive Officer of Baker Hughes Incorporated since April 1987. Mr. Woods is also a Director of Kroger Co., Varco International, Inc. and Wynn's International, Inc. Mr. Woods was the former chairman of the Petroleum Equipment Suppliers Association and the National Ocean Industries Association, as well as a member of the National Petroleum Council.

Samuel Zell, 53

    Mr. Zell has been a director since 1992 and Chairman of the Board since March 4, 1993. He is Chairman of the Board of Equity Financial and Management Company and Equity Group Investments, Inc., two privately-owned affiliated investment and management companies. Mr. Zell is the trustee and beneficiary of a trust that is the sole shareholder of one of the two partners of the sole general partner of ZC Limited, the sole general partner of Zell/Chilmark, which holds 53.9% of the Company's outstanding Common Stock; Mr. Zell is Chairman of the Board of Itel Corporation, American Classic Voyages Co. and Great American Management and Investment, Inc.; Chairman of the Board of Trustees of Equity Residential Properties Trust; Chairman of the Board and Chief Executive Officer of Capsure Holdings Corp.; and Chairman of the Board and Chief Executive Officer of Manufactured Home Communities, Inc. Mr. Zell is also a director of Jacor Communications, Inc., Sealy Corporation and The Vigoro Corporation, and is Co-Chairman of the Board of Revco D.S., Inc. Prior to October 4, 1991, Mr. Zell was President of Madison Management Group, Inc., which company filed for protection under chapter 11 of title 11 of the United States Code on November 8, 1991. The case has subsequently been converted to a proceeding under chapter 7 of such code.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

    The Board met 6 times during fiscal 1994. With the exception of James D. Woods who attended four of six Board meetings, each current director attended at least 75% of the total number of meetings of the Board and each of the committees of the Board on which such director served held during the period for which he or she has been a director. The Board has standing Executive, Audit, Compensation, Stock Option and Nominating Committees. The current members of each of the Board's committees are listed below.

THE EXECUTIVE COMMITTEE

    The current members of the Executive Committee are David L. Dworkin, David
M. Schulte, Sanford Shkolnik and Samuel Zell. The Executive Committee did not meet during fiscal 1994.

    The Executive Committee has all of the authority of the Board except the authority to amend by-laws, fix director compensation, authorize special distributions to stockholders, fill Board vacancies and act with respect to certain other limited matters.

THE AUDIT COMMITTEE

    The current members of the Audit Committee are David M. Schulte, Sidney R. Petersen and James D. Woods. During the 1994 fiscal year, the Audit Committee met 3 times.

    The Audit Committee, composed solely of outside directors, meets periodically with the Company's independent accountants, management and internal auditors to discuss accounting principles, financial and accounting controls, the scope of the annual audit, internal control and other matters; advises the Board on matters related to accounting and auditing; and reviews management's selection of independent accountants. The independent accountants and the internal auditors have complete access to the committee without management present, to discuss results of their audit and their opinions on adequacy of internal controls, quality of financial reporting, and other accounting and auditing matters.

THE COMPENSATION COMMITTEE

    The current members of the Compensation Committee are Walter T. Dec, Terry Savage, David M. Schulte and Dr. Robert M. Solow. The Compensation Committee met 4 times during fiscal 1994.

    The Compensation Committee, composed solely of outside directors, reviews and takes action regarding terms of compensation, employment contracts and pension matters that concern officers and key employees of the Company.

THE STOCK OPTION COMMITTEE

    The current members of the Stock Option Committee are David M. Schulte and Samuel Zell. The Stock Option Committee met 11 times during the 1994 fiscal year.

    The Stock Option Committee administers the Company's 1992 Stock Incentive Plan, as amended (the "Plan"), which task includes, among other things, granting and setting the terms of stock options and stock appreciation rights.

THE NOMINATING COMMITTEE

    The current members of the Nominating Committee are Dr. Leobardo F. Estrada and Samuel Zell. The Nominating Committee met once in fiscal 1994.

    The Nominating Committee recommends to the Board nominees for Board membership and makes recommendations as to Board policies concerning the selection, tenure and qualification of directors.

    The Nominating Committee reviews the qualifications of, among others, those persons recommended for nomination to the Board by stockholders. A stockholder suggesting a nominee to the Board should send the nominee's name, biographical material, beneficial ownership of the Company's stock and other relevant information in writing to the Secretary of the Company in a timely manner as set forth in the Company's By-laws, accompanied by a consent of such nominee to serve as a director if elected. Nominees must be willing to devote the time required to serve effectively as a director and as a member of one or more Board committees. In order to submit a nomination, a stockholder must be a holder of record on the date of such submission and on the record date for determining stockholders entitled to vote at the meeting at which the election will take place.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF COMPENSATION

    Table I sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years 1994, 1993 and 1992, of those persons who at any time during fiscal 1994 served as the chief executive officer, at the end of fiscal 1994 were the four most highly compensated executive officers of the Company, and two other highly-compensated executive officers who were not serving as such at the close of fiscal 1994 (collectively, the "Named Executive Officers").

                                    TABLE I

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                                                                              AWARDS            PAYOUTS
      NAME AND                                                OTHER     RESTRICTED
     PRINCIPAL                                               ANNUAL        STOCK     OPTIONS/     LTIP      ALL OTHER
      POSITION       YEAR       SALARY         BONUS      COMPENSATION   AWARD(S)      SARS     PAYOUTS   COMPENSATION
                                 ($)            ($)               ($)       ($)         (#)        ($)         ($)
DAVID L. DWORKIN     1994    1,000,000      400,000(2)        0           0              0       0           30,032.86(1)
President & CEO      1993       56,409         0              0           0      1,000,000       0        1,477,664.00
                     1992        0             0              0           0              0       0                   0
ELAYNE M. GAROFOLO   1994      329,267         0              0           0         37,000       0            4,568.14(3)
EVP, Merchandising   1993      206,923         0              0           0        150,000       0            2,784.00
& Marketing          1992        0             0              0           0              0       0                   0
ROBERT M. MENAR      1994      316,667         0              0           0         21,000       0           61,148.65(5)
EVP, Operations      1993      273,750        3,938(4)        0           0        110,000       0            4,530.96
                     1992      262,504         0              0           0         40,000       0           11,196.90
JOHN C. HAECKEL      1994      290,545         0              0           0        173,000       0          285,272.15(6)
EVP, Chief           1993        0             0              0           0              0       0                   0
Financial Officer    1992        0             0              0           0              0       0                   0
ROBERT J. LAMBERT    1994      282,613         0              0           0              0       0          133,947.13(7)
EVP, Stores &        1993       22,917         0              0           0        150,000       0          100,319.00
Human Resources      1992        0             0              0           0              0       0                   0

- ----------
(1)  1994:  $23,072.86 - 1993 relocation costs paid in 1994;  $6,960.00 -
     imputed value of life insurance.
     1993:  $1,000,000.00- sign-on bonus; $375,000.00 - compensation for loss of bonus from prior employer; $97,444.00 relocation costs; $5,220.00 - imputed value of life insurance.
(2)  1993 Annual Incentive Plan award paid in April 1994.
(3) 1994: $392.14 - imputed income on split-dollar life insurance under the Deferred Compensation Plan; $4,176.00 - value
     1993:  $2,784.00 - imputed value of life insurance
(4)  1992 Annual Incentive Plan award paid in April 1993.
(5) 1994: $1,763.13 - imputed income on split-dollar life insurance under the Deferred Compensation Plan; $54,471.76 - relocation costs; $4,913.76 - imputed value of life insurance. 1992: $6,742.50 - value of new stock and warrants from 1987 restricted stock grant; $4,454.40 - imputed value of life insurance.
(6)  1994:  $250,000.00 - sign-on bonus;  $31,212.15 - relocation costs;
     $4,060.00 - imputed value of life insurance.
(7) 1994: $76,665.46 - gross-up of interest and debt forgiveness of interest-free loan; $53,308.67 - relocation costs; $3,973.00
     -imputed value of life insurance. 1993: $100,000.00 - sign-on bonus; $319.00 - imputed value of life insurance.

TERMINATED EXECUTIVES
                                        ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                                                        AWARDS         PAYOUTS
      NAME AND                                       OTHER      RESTRICTED
      PRINCIPAL                                     ANNUAL        STOCK     OPTIONS/     LTIP      ALL OTHER
      POSITION        YEAR    SALARY     BONUS    COMPENSATION   AWARD(S)     SARS     PAYOUTS   COMPENSATION
                                ($)       ($)            ($)       ($)         (#)       ($)          ($)
 GERALD J. MATHEWS    1994   $325,000     $0         $0            $0        28,000      $0      $4,524.00(1)
  EVP, Stores         1993   $243,748     $0         $0            $0       150,000      $0    $157,280.00
                      1992         $0     $0         $0            $0             0      $0             $0
PATRICIA A. WARREN    1994   $315,667     $0         $0            $0        37,000      $0      $4,524.00(2)
  EVP, Merchandising  1993   $224,166     $0         $0            $0       150,000      $0    $186,373.00
                      1992         $0     $0         $0            $0             0      $0             $0

(1)  1994: $4,524.00 - imputed value of life insurance.
     1993: $38,301.00 - sign-on bonus; $115,963.00 - relocation costs;
     $3,016.00 - imputed value of life insurance.
(2)  1994: $4,524.00 - imputed value of life insurance.
     1993: $104,044.00 - sign-on bonus;  $$79,313.00 - relocation costs;
     $3,016.00 - imputed value of life insurance.

OPTION GRANTS IN LAST FISCAL YEAR

    Table II presents information regarding stock option grants made during fiscal 1994 to each of the Named Executive Officers pursuant to the Plan. No Stock Appreciation Rights ("SARs") were granted to any Named Executive Officer in fiscal 1994.

                                    TABLE II
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED ANNUAL
                                                                                      RATE OF STOCK PRICE
                               INDIVIDUAL GRANTS                                        APPRECIATION FOR
                                                                                           OPTION TERM
      (A)           (B)                   (C)             (D)            (E)            (F)           (G)
                                      % OF TOTAL
                 OPTIONS/              OPTIONS/
                   SARS              SARS GRANTED     EXERCISE OR
                  GRANTED            TO EMPLOYEES     BASE PRICE      EXPIRATION        5%            10%
     NAME           (#)             IN FISCAL YEAR     ($/SHARE)         DATE           ($)           ($)
D.L. Dworkin        0                   0.000%           -----          -----        -----          -----

E.M. Garofolo     37,000                3.401%           9.375         02/15/04      218,152        552,817

R.M. Menar        21,000                1.930%           9.375         02/15/04      123,816        313,761

J.C. Haeckel     173,000               15.901%          12.250         04/04/04    1,332,792      3,377,479

R.J. Lambert        0                   0.000%           -----          -----        -----          -----

OPTION EXERCISES AND YEAR-END VALUES

    Table III sets forth information regarding unexercised stock options held by each of the Named Executive Officers. The only Named Executive Officers to have exercised any stock options during fiscal 1994 were Messrs. Holman and Petersen, as set forth below.

                                   TABLE III
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

(A)                  (B)             (C)                       (D)                             (E)
                   SHARES                                                             VALUE OF UNEXERCISED
                  ACQUIRED          VALUE             NUMBER OF UNEXERCISED               IN-THE-MONEY
                 ON EXERCISE      REALIZED         OPTIONS AT FISCAL YEAR-END      OPTIONS AT FISCAL YEAR-END

NAME                 (#)             ($)         EXERCISABLE        UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
D.L. Dworkin         0               0             666,666             333,334          0            0
E.M. Garofolo        0               0              49,999             137,001          0            0

R.M. Menar           0               0              63,332             107,668          0            0
J.C. Haeckel         0               0                 0               173,000          0            0

R.J. Lambert         0               0              50,000             100,000          0            0

PENSION AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

    Employees who complete 1000 hours of service per year, other than employees covered by pension plans of applicable labor unions, are generally eligible to participate in the Company's pension plan (the "Pension Plan"). As of the Record Date, approximately 13,200 employees were eligible to participate. The Company makes contributions to the Pension Plan based upon the funding requirements of the Employee Retirement Income Security Act of 1974, as amended. Such contributions are held by Bankers Trust Company, which acts as trustee of the Pension Plan.

    Benefits under the Pension Plan are based on a percentage of each participant's yearly total of salary and bonus (collectively, "earnings"). In general, every year, each participant earns a "Benefit" that equals 1% of such participant's total earnings plus an additional 1/2% of such participant's earnings that exceed the social security wage base. Benefits are added yearly and become fully vested after five years of service. In general, upon a participant's retirement at or after age 65, such participant shall be entitled to receive monthly payments under the Pension Plan. Such monthly payments are calculated on a straight life annuity basis and shall equal 1/12th of the aggregate of all Benefits earned during employment. Participants who retire after attaining age 55 but before attaining age 65 and after having accumulated 15 years of service with the Company shall be entitled to reduced payments under the Pension Plan if they elect to receive such payments before age 65.

    Table IV sets forth total Benefits payable to executive employees, including the Named Executive Officers, who participate in the Company's Supplemental Executive Retirement Plan (the "SERP"). Amounts shown represent the aggregate amounts to which such employees are entitled under both the Pension Plan and the SERP, but do not reflect the deduction of 50% of social security benefits that such employees will receive on retirement. Benefits are reduced if payments begin prior to age 62.

                                    TABLE IV
                               PENSION PLAN TABLE



                                                                                 YEARS OF SERVICE

                             AVERAGE                                  15           20           25            30
                      ANNUAL COMPENSATION*
 $  100,000...................................................      $ 22,500     $ 30,000     $ 37,500     $ 45,000
 $  200,000...................................................      $ 45,000     $ 60,000     $ 75,000     $ 90,000
 $  300,000...................................................      $ 67,500     $ 90,000     $112,500     $135,000
 $  400,000...................................................      $ 90,000     $120,000     $150,000     $180,000
 $  500,000...................................................      $112,500     $150,000     $187,500     $225,000
 $  600,000...................................................      $135,000     $180,000     $225,000     $270,000
 $  700,000...................................................      $157,500     $210,000     $262,500     $315,000
 $  800,000...................................................      $180,000     $240,000     $300,000     $360,000
 $  900,000...................................................      $202,500     $270,000     $337,500     $405,000
 $1,000,000...................................................      $225,000     $300,000     $375,000     $450,000
 $1,100,000...................................................      $247,500     $330,000     $412,500     $495,000
 $1,200,000...................................................      $270,000     $360,000     $450,000     $540,000

* Annual compensation consists of all amounts received under the categories salary and bonus as shown in Table I.

    Employees whose annual base salary is $109,200 or more, or certain employees who had achieved SERP eligibility prior to the Company's reorganization, may also participate in the SERP. The threshold annual base salary rate is indexed and adjusted annually to the rate of increase in the social security wage base. The SERP presently covers approximately 85 executive employees. SERP benefits are based on a percentage of average earnings for the five highest of the final ten years' employment, less 50% of age 65 social security benefits and less Benefits paid under the Pension Plan and certain supplemental amounts which may be payable under certain individual employment contracts. Benefits generally are computed on a straight life annuity basis. However, certain executives have individual employment contracts that provide for supplemental payments, the Benefits of which are computed on a life annuity basis with a two-thirds benefit to a surviving spouse. Except in the case of certain executives with special provisions in their employment agreements, participants are entitled to receive SERP benefits only upon (i) attaining age 55 and having accumulated 15 years of service with the Company or (ii) attaining age 65 and having accumulated five years of service with the Company.

    Messrs. Dworkin, Lambert, Menar and Haeckel and Ms. Garofolo, respectively, have 2.1, 1.3, 16.4, 1.0 and 1.9 years of credited service under the Pension Plan and the SERP.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company receive an annual retainer of $22,000 plus $750 for each Board or committee meeting attended. Directors are also eligible to receive stock option grants under the Plan.

    Non-employee directors who do not have any vested interest in the SERP or the Pension Plan may receive benefits under the Company's Retirement Plan for Non-Employee Directors. Under such plan, upon retirement, each eligible director shall receive monthly payments equal to 1/12 of the annual retainer in effect at the time of retirement. Such payments shall continue for a period of months equal to the number of months the director receiving the payments served, but shall cease upon such director's death. To be eligible for benefits under this plan, a director must have served for a minimum of 36 months. Notwithstanding the foregoing, if a director retires on or after attainment of age 72, such director shall receive retirement payments for a minimum period of 60 months or until death. No director who is terminated for cause shall be entitled to any benefits under this plan.

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND CERTAIN TRANSACTIONS

      Employment Agreement with Mr. Dworkin.    As of March 24, 1993, the
Company entered into an agreement with David L. Dworkin whereby Mr. Dworkin has agreed to serve as the Company's President and Chief Executive Officer for a term of three years. He received a $1,000,000 sign-on bonus upon commencing his duties as Chief Executive Officer on March 24, 1993. Under such agreement Mr. Dworkin receives an annual base salary of $1,000,000 and a guaranteed bonus of at least $400,000 payable in April 1994 and at least $300,000 payable in April 1995. Upon commencing his duties as Chief Executive Officer, Mr. Dworkin also received $375,000 as compensation for the loss of his bonus from his prior employer plus relocation and interim housing expenses associated with his moving from London to Southern California, which expenses were paid for in such a manner that Mr. Dworkin was not attributed any taxable income or paid as taxable income to Mr. Dworkin in a sufficient gross amount such that after payment of applicable taxes Mr. Dworkin will have been reimbursed for all appropriate expenses associated with relocation. Mr. Dworkin was also afforded an opportunity to invest $250,000 in Zell/Chilmark on the same terms as its general partners at any time on or before August 15, 1993. He did not make such an investment.

    Such agreement also provided for the granting to Mr. Dworkin of options to purchase 1,000,000 shares of Common Stock under the Plan. On February 18, 1993, the Stock Option Committee granted Mr. Dworkin nonqualified stock options to purchase 1,000,000 shares of Common Stock. Options with respect to 333,333 shares of Common Stock became vested on each of March 24, 1993, and March 24, 1994, respectively. The remaining 333,334 options became vested on March 24, 1995. The exercise price of all options granted is $10.22 per share. In addition to the terms provided in the Plan, in the event that Mr. Dworkin is involuntarily terminated or there occurs a "change-in-control," as defined below, all of Mr. Dworkin's options will become immediately exercisable. For purposes of the immediately preceding sentence, a "change-in-control" occurs if
(i) the nominees or designees of Zell/Chilmark cease to compose a majority of the Board, (ii) certain changes in the Company's senior management occur, (iii) Zell/Chilmark ceases to own 36% of the outstanding shares of the Company's voting stock, or (iv) the Company ceases to own all of the outstanding shares of Broadway Receivables, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company. Mr. Dworkin will have 90 days to exercise the options that vest as a result of his involuntary termination or any of the events described in clauses (i) through (iv) above.

    Because Mr. Dworkin has served as President and Chief Executive Officer of the Company for at least one year, pursuant to his contract, upon retirement he will be guaranteed benefits under the SERP, as defined below. The amount to which he will be entitled will be determined based on the number of years that he serves. If he is involuntarily terminated or if there occurs a change-in-control as defined in the preceding paragraph, he will receive two years' salary as a termination benefit. The Company's obligations under Mr. Dworkin's agreement are guaranteed by Zell/Chilmark.

    Employment and Termination Agreements with Named Executive Officers. Each of the Named Executive Officers has entered into employment agreements with the Company.

    Elayne M. Garofolo and Robert M. Menar have three-year employment agreements expiring on May 23, 1996, and July 20, 1995, respectively. The annual base salaries per annum for both executives was $325,000.

Ms. Garofolo's annual base salary was raised to $400,000 per annum effective January 7, 1995, which was coincident with her increased responsibilities from EVP, Marketing to EVP, Merchandising and Marketing.

    Robert J. Lambert entered into a three-year employment agreement which expires on January 1, 1997, for an annual base salary of $275,000 per annum when he was hired as EVP, Human Resources. Mr. Lambert's annual base salary was increased to $400,000 per annum effective January 7, 1995, which was coincident with his increased responsibilities to EVP, Human Resources and Stores. In addition to the annual salary, Mr. Lambert's original employment agreement provided for a $100,000 sign-on bonus plus a $100,000 real estate loan. (See Certain Transactions - below)

    John C. Haeckel entered into a three-year employment agreement commencing June 4, 1994, with an annual base salary of $350,000. He also received a $250,000 sign-on bonus upon commencing his duties and a guaranteed 1994 bonus of $100,000 payable in April 1995.

    Gerald J. Mathews and Patricia A. Warren are parties to agreements with the Company providing for three-year terms of employment that commenced on May 3, 1993, and May 24, 1993, respectively. Their annual base salaries are $325,000. Mr. Mathews and Ms. Warren left the employ of the Company during 1994. The Company remains liable under each of their respective agreements in an amount equal to $325,000 less any compensation for services that they derive from other sources.

    Change-in-Control Arrangements.    The Plan enables the Company to grant
stock options and SARs to certain key employees, officers, directors and consultants. Under the Plan, upon the occurrence of a "Change of Control," as defined therein, all outstanding options shall become immediately exercisable except as otherwise provided in any option holder's "Award Agreement," as defined in the Plan, with respect to such holder's options. See "Employment Agreement with Mr. Dworkin" for a discussion of change-in-control arrangements between Mr. Dworkin and the Company.

    Certain Transactions. In January 1994, the Company extended a three-year loan in the principal amount of $100,000 to Robert J. Lambert, then Executive Vice President, Human Resources, to assist Mr. Lambert in the purchase of a home in the Southern California area. So long as Mr. Lambert remains employed by the Company, the loan does not bear interest (on a net tax free basis to Mr. Lambert) and the principal amount of the loan is forgiven based on daily amortization over its three-year term. In the event Mr. Lambert voluntarily leaves the Company or is terminated with cause, the remaining principal balance of the loan will begin to accrue interest at the prime rate as published in the Wall Street Journal and such remaining principal will become due and payable in 30 days. In the event Mr. Lambert is terminated without cause, the remaining principal balance of the loan on the date of such termination will be forgiven.

    Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate any of the Company's filings, including this Proxy Statement, in whole or in part, the report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE
                         AND THE STOCK OPTION COMMITTEE

    The Compensation Committee is responsible for setting the terms of and reviewing the compensation of the Company's officers and key employees. The Stock Option Committee is responsible for administering the Plan, which plays an important role in the compensation of the Company's key employees. The Compensation Committee and the Stock Option Committee are collectively referred to herein as the "Committees."

COMPENSATION OF MR. DWORKIN

    Mr. Dworkin's compensation for 1994 was established in his original employment agreement ("Dworkin Agreement") which was entered into in February 1993. See "Employment and Change-in-Control Arrangements and Certain Transactions - Employment Agreement with Mr. Dworkin." The compensation provisions of the Dworkin Agreement have not been modified from their original terms. The bonus Mr. Dworkin received for 1994 was a guaranteed minimum bonus provided for in the Dworkin Agreement. The Dworkin Agreement does not have a guaranteed minimum bonus provision for 1995 and the Compensation Committee has not yet determined the 1995 bonus program for Mr. Dworkin. The Compensation Committee expects to put in place a 1995 bonus plan which is tied directly to the performance of the Company.

CURRENT COMPENSATION PHILOSOPHY

    The attraction and retention of highly competent and motivated executives is an important objective of the Company's compensation practices. The Committees believe they can achieve this goal by providing top employees with competitive salaries, offering bonuses to reward the achievement of Company goals, such as specified earnings levels, and providing long-term incentives through stock options, which give executives an opportunity to share in the Company's success as reflected by increases in its stock price.

      Base Salary and Bonus.    The Compensation Committee plays a significant
role with respect to officers' compensation by setting the bonuses of the Company's officers. The 1994 target earnings level for bonuses was not achieved, so no bonuses were paid to executive officers other than the bonuses provided under employment agreements for Mr. Dworkin and Mr. Haeckel. (See descriptions for Mr. Dworkin and Mr. Haeckel under "Employment and Change-in-Control Arrangements and Certain Transactions.") No executive officer has a guaranteed bonus for the 1995 fiscal year.

    In the upcoming year, the Compensation Committee will award bonuses based upon the Company's success. The specific measures for 1995 bonuses have not been set, but one such measure will be management's ability to achieve specified earnings levels. The Compensation Committee has commissioned Management to make recommendations for an annual incentive plan for 1995. Management has advised the Compensation Committee that such recommendations will be presented to the Compensation Committee for review and comment on or before June 1, 1995.

    Throughout the coming year the Compensation Committee will additionally focus on setting the terms of compensation for any new top level employees. In determining competitive salaries for such individuals, the Compensation Committee will compare the salaries offered by the Company to those provided by other entities competing for similarly-skilled executives. In the past when setting executive compensation, the Company has looked to the Hay Retail Industry Senior Executive Total Remuneration Survey, a report that compares various compensation components for participating retail companies and salary surveys prepared by Management Compensation Services ("MCS"), a division of Hewitt Associates, a national compensation and benefits consulting firm. The Hay and MCS surveys or equivalent surveys are expected to be a continued reference for the Compensation Committee.

    In light of the fact that the Company emerged from its Bankruptcy proceeding in October 1992, the Compensation Committee has found it necessary to deviate from some of its philosophy on compensation in order to attract the key executives Mr. Dworkin feels are necessary to lead the Company's recovery. Accordingly, in certain cases, signing bonuses and guaranteed minimum bonuses were granted to attract executives who would be foregoing bonuses at their previous job or, in some cases, to compensate the executive for the relatively high cost of housing in the Los Angeles area.

      Incentive Compensation.    The Plan provides an incentive for key
employees, directors and consultants of the Company to increase stockholder value by aligning their own interests with those of the Company's stockholders. Because the exercise price of stock options granted under the Plan may not be set at less than market value, participants will not realize value on such options unless the Company's stock price increases. Under the Plan, the Stock Option Committee determines who shall be granted options and sets the terms of option grants. The Stock Option Committee intends to make future grants to those employees who make or who because of their positions are expected to make material contributions to the Company's success and demonstrate effective management skills. Accordingly, future grants to key employees are expected to be in similar ranges for new hires of similar status.

    As noted, Mr. Dworkin's compensation has not deviated from the terms of his original contract which was entered into in 1993. Mr. Lambert's and Ms. Garofolo's annual base salaries were increased in January 1995 when each of them assumed significantly greater responsibilities within the organization. Both of these raises were to salary levels in the low end of the range for salaries for comparable positions in the industry based upon the salary surveys used by the Compensation Committee.

    Mr. Haeckel entered into his employment agreement in 1994, which incorporates compensation terms commensurate with his position as EVP, Chief Financial Officer and is reflective of the compensation and bonuses he has foregone from his prior employer.

PHILOSOPHY ON THE DEDUCTIBILITY OF COMPENSATION

    The Compensation Committee designs its compensation arrangements to provide competitive levels of compensation that align compensation with the Company's annual and long-term performance goals, reward strong performance, recognize individual achievement and assist the Company in attracting and retaining qualified executives, and in this way, achieve the best returns for the Company's stockholders.

    Under tax legislation enacted during 1993, beginning in 1994, the amount of compensation paid to or accrued for the Chief Executive Officer and the four other most highly compensated Executive Officers which may be deductible by the Company for federal income tax purposes is limited to $1,000,000 per person per year, except that compensation which is performance-based will be excluded for purposes of calculating the amount of deductible compensation. The Internal Revenue Service has proposed regulations to implement this legislation, but they have not been finalized.

    As stated above, the Compensation Committee designs its compensation arrangements to achieve various objectives and, to the extent these objectives can be achieved in a manner which maximizes the deductibility of compensation paid by the Company, it will seek to do so.

    The Compensation Committee will continue to strive to achieve its compensation objectives in a manner which causes the incentive compensation paid to the Company's executive officers to be fully deductible and will consider possible changes to the Company's compensation policies when final regulations are issued. However, the Compensation Committee does not intend to sacrifice the ability to retain and attract highly competent and motivated executives merely to preserve the deductibility of compensation.

 COMPENSATION COMMITTEE                           STOCK OPTION COMMITTEE
 OF THE BOARD OF DIRECTORS                        OF THE BOARD OF DIRECTORS
 -------------------------                        -------------------------
 David M. Schulte (Chairman)                      Samuel Zell (Chairman)
 Walter T. Dec                                    David M. Schulte
 Terry Savage
 Robert M. Solow



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Stock Option Committee administers the Plan. The members of the Stock Option Committee are David Schulte and Samuel Zell.

    Mr. Schulte is the sole shareholder of one of two partners of the sole general partner of ZC Limited, the sole general partner of Zell/Chilmark, which currently owns 24,800,866 shares of Common Stock, or 53.9% of the shares of Common Stock outstanding.

    Mr. Zell is the trustee and beneficiary of a trust that is the sole shareholder of one of two partners of the sole general partner of ZC Limited, the sole general partner of Zell/Chilmark, which currently owns 24,800,866 shares of Common Stock, or 53.9% of the shares of Common Stock outstanding.

                            STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return of the Company, based on share price (the Company did not grant any dividends during the period shown), with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Retail Stores Composite Index. Except as set forth in the next sentence, the graph assumes $100 invested on July 31, 1989 in the Company's Old Common Stock (as defined below) and each of the other indices. Because of the change in the Company's capital structure upon emergence from bankruptcy on October 8, 1992, (the "Effective Date"), for periods subsequent to the Effective Date the graph assumes $100 invested on the Effective Date in the Company's Common Stock and each of the other indices. Effective as of the Effective Date and pursuant to the Reorganization Plan, holders of the Company's Common Stock, par value $.01 per share, outstanding prior to the effectiveness of the Reorganization Plan (the "Old Common Stock") received .081 shares of Common Stock in exchange for each share of Old Common Stock. Additionally, certain unsecured creditors of the Company received .046 shares of Common Stock for each $1.00 of allowed claims against the Company.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
     BROADWAY STORES, INC., S&P 500 INDEX, AND S&P RETAIL STORES COMPOSITE




                                    [GRAPH]

               COMPLIANCE WITH SECTION 16(A)  OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership of such equity securities with the SEC and NYSE. Directors, officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The following information is based solely upon a review of copies of such Forms 3, 4 and 5 that have been furnished to the Company, or, in the case of Forms 5, written representations that no Forms 5 were required.

    The Company believes that the following current officers of the Company failed to file a Form 5 with respect to grants of options to purchase Common
Stock: (i) Ms. Elayne M. Garofolo, Executive Vice President, Merchandising and Marketing failed to file a Form 5 with respect to a grant of options made on February 15, 1994, to purchase 37,000 shares of Common Stock; (ii) Mr. John C. Haeckel, Executive Vice President, Chief Financial Officer failed to file a Form 5 with respect to a grant of options made April 18, 1994, to purchase 173,000 shares of Common Stock; (iii) Mr. Robert M. Menar, Executive Vice President, Operations failed to file a Form 5 with respect to a grant of options made February 15, 1994, to purchase 21,000 shares of Common Stock; and
(iv) Mr. Marc E. Bercoon, Senior Vice President, General Counsel and Secretary failed to file a Form 5 with respect to a grant of options made February 9, 1994, to purchase 10,000 shares of Common Stock.

    Each of the above officers has advised the Company that they plan to make their respective filings prior to the Annual Meeting.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board has selected Price Waterhouse LLP to serve as the Company's independent accountants to audit the financial statements of the Company for the 1995 fiscal year. A representative of Price Waterhouse LLP will attend the Annual Meeting, will be given an opportunity to make a statement and will be available to answer appropriate questions. The Board recommends, on the advice of its Audit Committee, that the stockholders vote FOR ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for fiscal 1995.


                                 OTHER MATTERS

    The Board is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the proxy will vote the proxies according to their best judgment.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals, if any, which may be considered for inclusion in the Company's proxy materials for the 1996 Annual Meeting must be received by the Company at its offices at 3880 North Mission Road, Los Angeles, California 90031 not later than December 29, 1995.

                                 ANNUAL REPORT

    The Annual Report to Stockholders for fiscal 1994 was mailed to stockholders on or about May 8, 1995. The Company files an annual report on Form 10-K with the SEC. Stockholders may obtain a copies of these reports without charge by writing to the Secretary of the Company.

                             BROADWAY STORES INC
                     THE BROADWAY o EMPORIUM o WEINSTOCKS


                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING - JUNE 16, 1995

                             BROADWAY STORES INC
                           3880 NORTH MISSION ROAD
                        LOS ANGELES, CALIFORNIA 90031

        The undersigned hereby appoints DAVID L. DWORKIN, JOHN C. HAECKEL and MARC E. BERCOON, and each of them, proxies, each with full power of substitution, to vote all stock of the undersigned at the annual meeting of stockholders of BROADWAY STORES INC (the "Company") to be held June 16, 1995 at 9:30 a.m. in the Watercourt Ballroom of the Hotel InterContinental, Los Angeles, California, and/or at any adjournment of the annual meeting in the manner indicated on the reverse side, all in accordance with and as more fully described in the Notice of Annual Meeting and accompanying Proxy Statement for the meeting, receipt of which is hereby acknowledged.

                         (Continued on reverse side)



                             FOLD AND DETACH HERE

                                                                  Please mark
THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED            X   your votes
AS INDICATED BELOW:                                                like this


         --------------         ---------------
             COMMON                PREFERRED

1.  To elect Walter T. Dec, David L. Dworkin, Dr. Leobardo F. Estrada, Sidney
R. Petersen, Terry Savage, David M. Schulte, Sanford Shkolnik, Dr. Robert M. Solow, James D. Woods and Samuel Zell as directors to serve for a term of one year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

                              WITHHOLD AUTHORITY
FOR                           to vote for ALL nominees

Withhold authority to vote for the following nominee(s):

IF YOU DO NOT SPECIFY A CHOICE WITH RESPECT TO ITEM 2, THE SHARES REPRESENTED BY YOUR PROXY WILL BE VOTED FOR ITEM 2.
                            ---

2.  To ratify the appointment of Price Waterhouse       FOR   AGAINST   ABSTAIN
as the Company's independent accountants for the Company's 1995 Fiscal Year.

3. To vote in their discretion on such other business as may properly come before the annual meeting or any adjournment thereof.

IF ANY OTHER BUSINESS IS PRESENTED, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

Please mark, date and sign as your name appears to the left and return in the enclosed envelope. If acting as executor, administrator, trustee or guardian, state your full title and authority when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

Date

Signature(s)

Signature(s)

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                             FOLD AND DETACH HERE


                              BROADWAY STORES INC
                     THE BROADWAY O EMPORIUM O WEINSTOCKS

           INSERT TO PAGE 3 OF BROADWAY STORES, INC. PROXY STATEMENT

The principal stockholder listed below and accompanying footnote were inadvertently omitted from the Principal Stockholders Table set forth on page 3 of the Broadway Stores, Inc. Proxy Statement. Please pardon the inconvenience this may have caused.

Common Stock             Trimark Investment Management Inc.            3,468,000(5)           7.5%
                         One First Canadian Place
                         Suite 5600, P.O. Box 487
                         Toronto, Ontario M5X 1E5
                         Canada

- ---------------

(5) Trimark Investment Management Inc. ("TIMI") is the investment manager for, and sole trustee of, three mutual funds, Trimark Fund, Trimark Select Growth Fund and Trimark Select Canadian Growth Fund (collectively, the "Trimark Funds"), each of which is the record owner of a portion of the referenced shares. As investment manager and sole trustee for the Trimark Funds, TIMI has sole voting and dispositive power in respect of such shares and may thus be deemed to have beneficial ownership of such shares.